SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)             May 20, 1994


                   Northern States Power Company
    (Exact name of registrant as specified in its charter)


                            Minnesota
        (State or other jurisdiction of incorporation)


         1-3034                                      41-0448030
(Commission File Number)                  (IRS Employer Identification No.)


     414 Nicollet Mall, Mpls, MN                                     55401
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code            612-330-5500




 (Former name of former address, if changed since last report)


Item 5.   Other Events


On May 20, 1994, Moody's Investors Service downgraded the credit ratings of Northern States Power Company (Minnesota), (the Company) and Northern States Power Company (Wisconsin), a wholly owned subsidiary of the Company.

The Moody's news release is quoted from the Dow Jones News Wire as follows:


05/20/94
DOW JONES NEWS WIRE (DJ)
NSP

BOND MARKET NEWS (BON), SECURITIES RATINGS (RTG)

         NEW YORK-DJ-Moody's Investors Service downgraded the credit ratings of Northern States Power Co. (NSP), concluding the rating review initiated on April 18.
         About $2.0 billion of debt securities is affected, the rating agency said.
         Moody's said: "The rating action is based on provisions of a Minnesota law that will adversely impact the company's future competitive position.
         "A recently adopted state law permits NSP to build up to 17 casks for the storage of spent nuclear fuel at the Prairie Island nuclear power plant, but allows no additional storage casks, except to decommission the plant. Consequently, NSP will be forced to shut down Prairie Island in the year 2002 unless it can provide alternative storage outside of Minnesota.
         "The legislation also requires the company to construct or purchase 425 megawatts of wind power, an additional 400 megawatts of wind power subject to resource planning and least cost planning requirements in Minnesota statutes, and 125 megawatts of bio-mass power over the next eight years. Since these forms of power are considerably more costly than the power currently generated by the company, NSP's power production costs will increase materially over current levels. In addition, the company must spend at least 2% of its revenues on energy conservation improvement measures.
         "The 1000 megawatt Prairie Island nuclear plant, built in 1974, represents an investment excluding depreciation of $827 million. According to a 1990 study, it will cost $420 million in 1993 dollars to decommission the plant.
         "Ratings downgraded are:
         "Northern States Power Co.'s (Minnesota)-first mortgage bonds and secured pollution control bonds to A1 from Aa2 - shelf registration of senior secured debt to (P) A1 from (P) Aa2 - unsecured pollution control bonds to A2 from Aa3 - preferred stock to "a2" from "aa3" - and shelf registration for preferred stock to (P) "a2" from (P) "aa3". The commercial paper rating of the company remains unchanged at P-1.
         "Northern States Power Co.'s (Wisconsin) - first mortgage bonds to A1 from Aa2 and senior unsecured pollution control bonds to A2 from Aa3," the rating agency said.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Northern States Power Company
                                   (a Minnesota Corporation)


                                   By (Roger D. Sandeen)
                                      Roger D. Sandeen
                                      Vice President, Controller and
                                        Chief Information Officer



Dated: May 26, 1994